                                                                      Exhibit 11

                    WINDSOR REAL ESTATE INVESTMENT TRUST 8
                    --------------------------------------
                  COMPUTATION OF NET LOSS PER COMMON SHARE (1)
                  ----------------------------------------

                                             For the Year Ended December 31
                                             -------------------------------
                                                    1996            1995
                                             ---------------    ------------

Net loss                                        $   (121,500)   $    (69,700)
 Less dividends paid:
  Preferred                                         (147,100)       (144,400)
  Common                                            (135,300)       (132,400)
  Unpaid Preferred                                                    (3,100)
                                             ---------------    ------------
Overdistributed Earnings                        $   (403,900)   $   (349,600)
                                             ===============    ============

Allocation of Overdistributed Earnings (2)
------------------------------------------
  Preferred                                     $   (210,400)   $   (182,400)
  Common                                            (193,500)       (167,200)
                                             ---------------    ------------
                                                $   (403,900)   $   (349,600)
                                             ===============    ============
Earnings Per Common Share
-------------------------
  Dividends Paid                                $    135,300    $    132,400
  Allocation of Overdistributed Earnings            (193,500)       (167,200)
                                             ---------------    ------------

Net loss attributable to common shares          $    (58,200)   $    (34,800)
                                             ===============    ============

Weighted Average Common Shares Outstanding            90,169          90,169
                                             ===============    ============

Net Loss Per Common Share                       $      (0.65)   $      (0.39)
                                             ===============    ============

Note
----

(1)  Net loss per common share is computed using the two class method.
(2) Overdistributed earnings are allocated evenly, on a per share basis, between common and preferred shares.